UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2006

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2006, the independent Directors of the registrant's Board of Directors elected John W. Mitchell as a Class II Director of the registrant, effective immediately, to fill the vacancy on the Board created as a result of an increase in the size of the Board from six to seven directors. The Directors had previously determined that Mr. Mitchell has no material relationship with the registrant and is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ. In accordance with the By-Laws of the registrant, Mr. Mitchell's term as a Class II Director will expire at the 2007 annual meeting of shareholders.

There is no arrangement or understanding between Mr. Mitchell and any other persons pursuant to which Mr. Mitchell was selected as a director. Mr. Mitchell has been appointed to the Board's Compensation Committee and Nominating and Corporate Governance Committee. There are no current or proposed transactions between the Company and Mr. Mitchell or his immediate family members requiring disclosure under Item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission. Following Mr. Mitchell's election, he will participate in the registrant's non-employee Director compensation arrangements, in amounts and otherwise as generally described under the heading "Director Compensation" in the proxy statement for the registrant’s 2006 annual meeting of stockholders and is incorporated herein by reference.

As the result of Mr. Mitchells' election to the registrant's Board of Directors, a majority of the registrant's Directors are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ.

Also on November 14, 2006, the registrant's Board announced that, to assure the independence of the Board's principal committees, it had accepted the resignation of Mr. Stephen Day from the Compensation Commitee and Nominating and Corporate Governance Committee. Mr. Day is the registrant's President and Chief Executive Officer, and continues as the Board Chairman. Mr. Day's resignations from these Board Committees were not occasioned by any disagreement with the registrant or other Directors.

As the result of these Committee actions, the registrant's three principal Board Committees (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) are now comprised solely of Directors who are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ.

A copy of the press release announcing Mr. Mitchell's election to the Board is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Change in Board Size

In connection with Mr. Mitchell's election and in accordance with the registrant's By-Laws, the Board voted to increase its size from six to seven members, effective November 14, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 November 15, 2006 Press Release

The information and exhibits submitted in this Report are and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The press release attached as Exhbit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the registrant’s business outlook for fiscal 2006. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

November 15, 2006	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	November 15, 2006 Press Release